POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Scott J. Lederman, Girish Kashyap, Christopher Jasper, Colleen McMorrow, and Kathleen P. Sullivan, each an officer of Grosvenor Registered Multi-Strategy Fund (TI 2), LLC (the “Fund”) and each of them, their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for them and in their names, place and stead, in any and all capacities, to sign any and all Registration Statements applicable to the Fund and any amendments thereto, including pre- and post-effective amendments, and to sign any and all documents to be filed with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Act of 1933, the Securities Exchange Act of 1934 and the Investment Company Act of 1940; and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC by means of the SEC’s electronic disclosure system known as EDGAR, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to sign and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

SIGNATURES	OFFICE WITH THE FUND	DATE

/s/ Henry S. Bienen Henry S. Bienen	Director	July 1, 2023

/s/ Alan Brott Alan Brott	Director	June 30 2023

/s/ Brian P. Gallgher Brian P. Gallagher	Director	July 11, 2023

/s/ Victor J. Raskin Victor J. Raskin	Director	June 23, 2023

/s/ Thomas G. Yellin Thomas G. Yellin	Director	July 11, 2023
Director, Chief Executive Officer and President (Principal Executive Officer)
/s/ Scott J. Lederman Scott J. Lederman		July 11, 2023

/s/ Kathleen P. Sullivan Kathleen P. Sullivan	Chief Financial Officer (Principal Financial Officer)	July 1, 2023